UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) MAY 21, 2004
                                                           ------------

                                 FIND/SVP, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


NEW YORK                           13-2670985                0-15152
------------------------   --------------------------        -------
(State of Incorporation)    (Commission File Number)         (IRS Employer
                                                             Identification No.)

              625 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10011
              ----------------------------------------------------
              (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code (212) 645-4500
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)


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Item 5.   OTHER EVENTS.
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         As  previously  announced,  on May 10, 2004,  the Company  completed an offering and sale of (i) 6,000,000 shares of the Company's common stock, par value $0.0001 per share and (ii) warrants to purchase an aggregate of 3,000,000 shares of Common Stock by and among the Company and certain investors. The offering and the sale resulted in gross proceeds to the Company, prior to the deduction of expenses and commissions, of $13,500,000. Also, as previously announced, a portion of the proceeds was to be used by the Company to repay debt. As of May 21, 2004, the Company repaid all of its outstanding debt, which had a face value of approximately $5.5 million. As a result of the debt repayment, the Company expects to take a non-recurring pre-tax charge of approximately $1.2 million to earnings in the second quarter. This non-recurring pre-tax charge, which has no impact on cash flow, is comprised of (i) approximately $1 million of non-cash interest expense representing accretion of the carrying value of the debt to its face value, and (ii) the writeoff of unamortized deferred financing fees. We believe the repayment of the Company's debt will result in approximately $900,000 of interest expense savings annually on the Company's income statement. With regard to the Company's line of credit with JP Morgan Chase, while the Company repaid the total outstanding balance on the line of $876,000 as part of the $5.5 million total debt repayment, the $1.0 million facility is still in place, providing the Company with potential future borrowing capacity under the terms of that facility. The Company is currently in discussions with JP Morgan Chase regarding the potential renewal of this Line of Credit upon its expiration on June 30, 2004.

         On May 21, 2004, the Company also determined that it had met the criteria of having effectively abandoned its lease on one of its three New York City office space locations. While continuing to pay rent and meet all of its lease obligations, the Company is no longer utilizing the location, and is not planning to renew the lease upon its expiration in June 2005. Accordingly, by abandoning the lease at this time, the Company expects to take a non-recurring pre-tax charge to earnings of approximately $500,000 in the second quarter, representing the total value of all remaining rent obligations under the lease (net of expected sublease income) plus the amortization of remaining leasehold improvements associated with this location. This charge has no impact on cash flow. Net of this charge, we believe this lease abandonment will result in approximately $400,000 of rent and depreciation expense savings annually on the Company's income statement.

         A copy of our press release announcing the above is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         ------------------------------------------------------------------

         (c) Exhibits.

             The following Exhibits are filed herewith as part of this report:


EXHIBIT      DESCRIPTION
-------      -----------

99.1         Press Release of Find/SVP, Inc., dated May 26, 2004.(1)


(1) Filed herewith



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  FIND/SVP, Inc.


Date: May 26, 2004                                By:    /s/ PETER M. STONE
                                                         -------------------
                                                  Name:  Peter M. Stone
                                                  Title: Chief Financial Officer
















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